UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016 (December 16, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Triangle Petroleum Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders on December 16, 2016 (the “2016  Annual Meeting”) at its corporate offices located at 1200 17th Street, Suite 2500, Denver, Colorado 80202. At the close of business on October 21, 2016, the record date for the 2016 Annual Meeting, there were 76,539,653 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Company. At the 2016 Annual Meeting, 46,017,247 of the 76,539,653 outstanding shares of common stock entitled to vote, or approximately 60.12%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2016 Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the 2016 Annual Meeting, as filed with the Securities and Exchange Commission on November 16, 2016.

The voting results on the proposals presented for stockholder approval at the 2016 Annual Meeting were as follows:

Proposal 1

The Company’s stockholders elected six individuals to the Board of Directors to hold office until the Company’s 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, as set forth below:

Name	FOR	WITHHELD	BROKER NON-VOTES
Peter Hill	13,584,030	5,122,619	27,310,598
Roy Aneed	13,521,094	5,185,555	27,310,598
Gus Halas	12,127,231	6,579,418	27,310,598
Randal Matkaluk	13,520,984	5,185,665	27,310,598
Jonathan Samuels	13,652,564	5,054,085	27,310,598
James Shein	13,625,708	5,080,941	27,310,598

Proposal 2

The Company’s stockholders ratified and approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017, as set forth below:

FOR	AGAINST	ABSTAIN
44,261,683	1,146,290	609,274

Proposal 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

FOR	AGAINST	ABSTAIN
10,835,311	7,331,709	539,628

Proposal 4

The Company’s stockholders failed to authorize the Board of Directors to effect a reverse stock split of the issued and outstanding common stock of the Company in a whole-number ratio of at least 1-for-3 and up to 1-for-8, to be determined by the Board of Directors, as set forth below:

FOR	AGAINST(1)	ABSTAIN
32,012,391	31,920,885	588,614

Proposal 5

The Company’s stockholders failed to approve a corresponding amendment to the Company’s Certificate of Incorporation, as amended, to effect the reverse stock split, as set forth below:

FOR	AGAINST(1)	ABSTAIN
32,467,628	31,510,759	543,503

(1)

Under the Company’s 5.0% Convertible Promissory Note, dated July 31, 2012 (the “NGP Note”), issued to an affiliate of Natural Gas Partners (“NGP”), the Company is required to obtain the written consent of NGP prior to submitting certain non-routine matters, such as the proposals regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation, to a vote of the holders of the Company’s common stock. If such prior written consent is not obtained, the Company shall have each such proposal require for its approval the affirmative vote that would be required to approve such proposal if the NGP Note had been converted into shares of common stock immediately prior to the record date for the meeting and NGP had voted all of the converted shares against the proposal. As of the record date for the 2016 Annual Meeting, the NGP Note was convertible into 18,504,645 shares of common stock (the “NGP Note Conversion Shares”). The Company requested but did not receive the written consent of NGP for the proposals regarding the reverse stock split and the related amendment to the Company’s Certificate of Incorporation. Consequently, the NGP Note Conversion Shares are included in the “AGAINST” vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel